Exhibit 3.13

State of Missouri Robin Carnahan, Secretary of State	File Number: 200719090865 LC0828242 Date Filed: 07/09/2007 Robin Carnahan Secretary of State

Articles of Organization

1.		The name of the limited liability company is:

Midwest Region Development, LLC

2.		The purpose(s) for which the limited liability company is organized:

The transaction of any lawful business for which a limited liability company may be organized under the Missouri Limited Liability Company Act, Chapter 347 RSMo.

3.		The name and address of the limited liability company’s registered agent in Missouri is:

	C T CORPORATION SYSTEM	120 South Central Ave, Clayton MO 63105
	Name	Address

4.		The management of the limited liability company is: ☐ Manager ☒ Member

5.		The duration (period of existence) for this limited liability company is:

Perpetual

6.		The name(s) and street address(es) of each organizer:

Robert D. Cantwell, 101 South Hanley Road, Suite 1700, St. Louis MO 63105

In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Robert D. Cantwell

State of Missouri Robin Carnahan, Secretary of State Corporations Division PO Box 778/609 W. Main St., Rm. 322 Jefferson City, MO 65102	File Number: LC0828242 Date Filed: 07/29/2007 Robin Carnahan Secretary of State

Amendment of Articles of Organization

(Submit with filing fee of $25.00)

Charter #:	LC0828242

1.	The current name of the limited liability company is Midwest Region Development, LLC

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:
(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	July 23, 2010
month/day/year

4.	The articles of organization are hereby amended as follows:

	Article 1. The name or the limited liability company is:		IOC-Cape Girardeau, LLC.

5.	(Check if applicable) This amendment is required to be filed because:
	☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.
	☐	management of the limited liability company is no longer vested in one or more managers where management was previously vested.
	☒	a change in the name or the limited liability company.
	☐	a change in the time set forth in the articles of organization for the limited liability company to dissolve.

6.	This amendment is (check either or both):
	☐	authorized under the operating agreement
	☒	required to be filed under the provisions of RSMo Chapter 347

In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Edmund L. Quatmann, Jr.		Edmund L. Quatmann, Jr.	July 23, 2010
Authorized Signature		Printed Name	Date

Authorized Signature		Printed Name	Date

Authorized Signature		Printed Name	Date

Name and address to return filed document:

Name: Gallop, Johnson & Neuman, LC; Attn: J. Jones

Address: 101 South Hanley, Suite 1700

City, State, and Zip Code: St. Louis, MO 63105